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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

        Date of Report (Date of earliest event reported) January 31, 2002

                               _________________

                               SONIC FOUNDRY, INC.

                               _________________

             (Exact name of registrant as specified in its charter)


            MARYLAND                      1-14007               39-1783372
-------------------------------         ------------        -------------------
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)        Identification No.)



                     1617 Sherman Avenue, Madison, WI 53704
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (608) 256-3133
                                  -------------
                           (Issuer's telephone number)

Item 5.  Other Events and Regulation FD Disclosure.

On January 25, 2002, Sonic Foundry, Inc. ("Sonic") closed on a $3.2 million offering of convertible subordinated debt with certain investors, including one institutional holder. The debt bears interest at an annual rate of 10% and is convertible into shares of Sonic common stock at a fixed rate of $2.45, subject to certain anti dilution adjustments. The investors also received warrants to purchase 528,000 shares of Sonic common stock with a strike price of $2.94 per share. Sonic has agreed to register for resale under the Securities Act of 1933, as amended, the shares of its common stock that would be available upon conversion of the debt and/or exercise of the warrants. Sonic plans to file the registration statement within 30 days of January 25, 2002. The full details of the investment described herein is set forth in a Purchase Agreement, Note, Warrant and Registration Rights Agreement (the "Transaction Documents"), which are incorporated herein by reference as Exhibits to this Form 8-K, and the description herein does not purport to be complete and is qualified in its entirety by the provisions of the Transaction Documents. On January 31, 2002, Sonic accepted another $1.8 million from 2 institutional investors, including the institutional investor who participated in the $3.2 million offering, on terms substantially identical to the terms in the Transactions Documents.

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                                  EXHIBIT LIST

NUMBER                             DESCRIPTION
------   -----------------------------------------------------------------------

2.1 Purchase Agreement dated January 25, 2002 by and between Sonic Foundry, Inc. and Omicron Partners, L.P.

2.2      Note - Exhibit A to Purchase Agreement.

2.3      Warrant - Exhibit B to Purchase Agreement.

2.4      Registration Rights Agreement - Exhibit C to Purchase Agreement.

99.1 Press Release dated January 28, 2002 regarding closing of private placement funding.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Sonic Foundry, Inc.
-------------------
(Registrant)


January 31, 2002         By:  /s/ Kenneth A. Minor
                              ----------------------
                              Kenneth A. Minor
                              Chief Financial Officer

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